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                                 EX-23.02
                       Consent of Independent Accountants


                       Consent of Independent Accountants

We have issued our report dated February 28, 1996, (except for Note N, as to which the date is June 6, 1996) accompanying the financial statements of On-Site Sourcing, Inc., contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."

                                         Grant Thornton, LLP

Vienna, Virginia
February 14, 1997